EXHIBIT 21.1

Ashford Hospitality Trust, Inc.
Ashford OP General Partner LLC
Ashford OP Limited Partner LLC
Ashford Hospitality Limited Partnership
Ashford Properties General Partner LLC
Ashford Properties General Partner Sub I LLC
Ashford Properties General Partner Sub II LLC
Ashford TRS Corporation
Ashford TRS I LLC
Ashford TRS II LLC
Ashford Hospitality Finance General Partner LLC
Ashford Hospitality Finance LP
Ashford Austin LP
Ashford Covington LP
Ashford Dallas LP
Ashford Dulles LP
Ashford Holtsville LP
Ashford Las Vegas LP
Ashford Syracuse LP
Ashford Dayton LP
Ashford Columbus LP
Ashford Phoenix LP
Ashford Flagstaff LP
Ashford Jacksonville I LP
Ashford Jacksonville II LP
Ashford Mobile LP
Ashford Lawrenceville LP
Ashford Buena Vista LP
Ashford Atlantic Beach LP